Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF MAY 31, 2013

(in thousands, except share data)

May 31, 2013
ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$183,995
Cash equivalents held in trust	8,394

Total investments held in trust	192,389

Cash and cash equivalents	5,137
Fixed-maturity securities, at fair value	22,623
Accrued investment income	1,239
Premiums receivable	1,084

Total assets	$222,472

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$57,406
Losses payable	2,886
Unearned premiums	1,686
Accrued ceding commission expense	113
Other liabilities	200

Total liabilities	62,291

Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained earnings	90,301

Total stockholder’s equity	160,181

Total liabilities and stockholder’s equity	$222,472

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED MAY 31, 2013

(in thousands)

May 31, 2013
Revenues:
Premiums earned	$1,086
Net investment income	(1,386)

Total revenues	(300)

Expenses:
Underwriting Expenses	87
General and administrative expenses	192

Total expenses	279

(Loss) income before federal income taxes	(579)
Federal income tax benefit	—

Net (loss) income	$(579)